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                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                               ZMAX CORPORATION
                               ----------------

                                 [as amended]

     The undersigned, to form a Nevada corporation, CERTIFIES THAT:

     I.   NAME:  The name of the corporation is:
          ----
                               ZMAX CORPORATION.

     II.  PRINCIPAL OFFICE:  The location of the principal office is this
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corporation within the State of Nevada is 6121 Lakeside Drive, Suite 250, Reno,
Nevada; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of Directors of Stockholders, within the State of Nevada, as well a without the State of Nevada.

     III. PURPOSE:  The purpose for which this corporation is formed is:  To
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engage in any lawful activity.

     IV.  AUTHORIZATION OF CAPITAL STOCK:  The total number of shares of all
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classes of capital stock which this Corporation shall have authority to issue is
ONE HUNDRED AND FIVE MILLION (105,000,000) shares of par value stock; TEN
MILLION (10,000,000) shares of $0.01 (One-Tenth Cent) par value to be preferred shares and NINETY-FIVE MILLION (95,000,000) shares of $0.001 (One-Tenth Cent) par value to be common shares. All or any part of the shares of the preferred or common stock may be
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issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders.

     Five million of the preferred shares authorized herein are hereby designated "Series A Preferred Shares." Each Series A Preferred Share shall have the same voting powers, preferences, limitations, restrictions and relative rights as a common share authorized herein, except that each Series A Preferred Share shall be convertible into four common shares of the Corporation at any time at the option of the holder thereof.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Section IV, to provide for the designation into series of the shares of preferred stock not designated Series A Preferred Shares by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each such series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which the shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series, Section

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     V.  INCORPORATOR:  The name and post office address of the incorporator
         ------------
signing these Articles of Incorporation is as follows:

          NAME                                POST OFFICE ADDRESS
          ----                                -------------------
   Robbin Dunn                                6121 Lakeside Drive
                                              Suite 250
                                              Reno, Nevada  89511

     VI.  DIRECTORS:  The governing board of this corporation shall be known as
          ---------
directors, and the first board shall be three in number.

     So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.

     Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this corporation.

     The name and post office address of the directors constituting the first Board of Directors are as follows:

           NAME                               POST OFFICE ADDRESS
           ----                               -------------------
  Andrew Pierce                               1057 E. 9th South
                                              Salt Lake City, UT  84105

  Phyllis Bell                                1489 N. 350 West
                                              Bountiful, Utah  84010

  Boyd Tangren                                1057 E. 9th South
                                              Salt Lake City, UT  84105

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     VII. STOCK NON-ASSESSABLE:  The capital stock or the holders thereof, after
          --------------------
the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

     VIII.  TERM OF EXPERIENCE.  This corporation shall have perpetual
            ------------------
existence.

     IX.  CUMULATIVE VOTING.  No cumulative voting shall be permitted in the
          -----------------
election of directors.

     X.   PREEMPTIVE RIGHTS:  Stockholders shall not be entitled to preemptive
          -----------------
rights.

     XI.  LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS:  Any director or
          -------------------------------------------------
officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for liability:

          (i) arising from acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

          (ii) arising from the payment of distributions in violation of Nevada
                                                                         ------
Revised Statutes, Section 78.300.
----------------

     If the Nevada General Corporation Law is amended after approval by the stockholders of this section further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or a director of the Corporation shall be eliminated to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

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     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of an officer or a director of the Corporation existing at the time of such repeal or modification.

     XII. INDEMNIFICATION
          ---------------

     (a) Right to Indemnification.  Each person who was or is made a party or is
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threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs,

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executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Nevada General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "undertaking").

     (b) Right of Indemnitee to Bring Suit.  If a claim under paragraph (a) of
         ---------------------------------
this section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to

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recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such sit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Nevada General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this section or otherwise shall be on the Corporation.

     (c) Non-Exclusivity of Rights.  The rights to indemnification and to the
         -------------------------
advancement of expenses conferred in this section shall not be exclusive of any other rights

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which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, the Articles of Incorporation or otherwise.

     (d) Insurance.  The Corporation may maintain insurance, at its expense, to
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protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

     (e) Indemnification of Agents of the Corporation.  The Corporation may, to
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the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

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